UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2007

ENTERPRISE GP HOLDINGS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code:)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On July 30, 2007, Enterprise GP Holdings L.P. issued a press release regarding its consolidated and parent-only financial results for the three and six months ended June 30, 2007. A copy of the earnings press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated by reference into this Item 2.02.

Basis of Presentation of Financial Information

The business purpose of Enterprise GP Holdings L.P. (the “parent company”) is to function as a holding company for investments primarily in general and limited partner interests of publicly traded partnerships engaged in the midstream energy industry and related businesses. The parent company has no operations apart from such investing activities.

The parent company acquired an investment in Enterprise Products Partners L.P. (“Enterprise Products Partners”) and its general partner, Enterprise Products GP, LLC (“EPGP”), in August 2005 from affiliates under common control with the parent company. The parent company owns 13,454,498 common units of Enterprise Products Partners and 100% of the member interests of EPGP, which is entitled to 2% of the cash distributions paid by Enterprise Products Partners and holds the associated incentive distribution rights (“IDRs”) in the cash distributions paid by Enterprise Products Partners. The common units of Enterprise Products Partners trade on the New York Stock Exchange (“NYSE”) under ticker symbol EPD.

The parent company acquired 4,400,000 common units of TEPPCO Partners, L.P. (“TEPPCO”) and 100% of the member interests of its general partner, Texas Eastern Products Pipeline Company, LLC (“TEPPCO GP”), on May 7, 2007 from affiliates under common control with the parent company. TEPPCO GP is entitled to 2% of the cash distributions paid by TEPPCO and holds the associated IDRs in the cash distributions paid by TEPPCO. The common units of TEPPCO trade on the NYSE under the ticker symbol TPP.

Accounting standards generally accepted in the United States (“GAAP”) require, in most circumstances, a general partner to consolidate the financial statements of its respective limited partnership due to the general partner’s ability to control the actions of the limited partnership. As a result, our general purpose financial statements reflect the consolidated results of EPGP with those of Enterprise Products Partners and TEPPCO GP with those of TEPPCO. We are deemed to control both EPGP and TEPPCO GP through our ownership of 100% of the member interests of each.

The acquisition of ownership interests in EPGP, Enterprise Products Partners, TEPPCO and TEPPCO GP were accounted for at historical costs as a reorganization of entities under common control in a manner similar to a pooling of interests. The inclusion of TEPPCO and TEPPCO GP in our financial statements was effective January 1, 2005 since affiliates of EPCO under common control with the parent company originally acquired ownership interests in TEPPCO and TEPPCO GP in February 2005.

Our restated consolidated financial statements continue to reflect the parent company’s share of earnings, cash flows and net assets in Enterprise Products Partners and EPGP as before. With respect to TEPPCO and TEPPCO GP, our consolidated financial statements also reflect the parent company’s deemed investments in TEPPCO and TEPPCO GP. All earnings derived from IDRs and TEPPCO common units in excess of those allocated to the parent company are presented as a component of minority interest in our consolidated financial statements. In addition, the former owners of the TEPPCO and TEPPCO GP interests and rights were allocated all cash receipts from these investments during the periods they owned such interests prior to May 7, 2007. This method of presentation is intended to show how the combination of investments would have affected our business.

Our consolidated financial statements continue to reflect the parent company’s share of earnings, cash flows and net assets in Enterprise Products Partners and EPGP as before. With respect to TEPPCO and TEPPCO GP, our consolidated financial statements also reflect the parent company’s deemed investments in TEPPCO and TEPPCO GP as follows:

▪

Ownership of 100% of the membership interests in TEPPCO GP (i.e., the 2% general partner interest in TEPPCO) and deemed amounts of IDRs for all periods presented. The economic benefit of the IDRs to the parent company for periods prior to December 2006 is equal to: (i) the benefit that would have been received by the parent company at the current 25% threshold using historical distribution rates plus (ii) an incremental amount of benefit that would have been received in connection with the IDRs associated with 4,400,000 of the

14,091,275 common units issued by TEPPCO in December 2006 as a result of the conversion of IDRs above the 25% threshold. Affiliates of EPCO (e.g. DFI and DFIGP) have been deemed to retain the economic benefit of IDRs associated with the remaining 9,691,275 common units issued by TEPPCO in December 2006. After December 2006, income from continuing operations reflects current IDRs (i.e., capped at the 25% threshold).

▪	Ownership of 4,400,000 common units of TEPPCO since the date of issuance to affiliates of EPCO in December 2006.

The parent company’s share of earnings from investments in TEPPCO and TEPPCO GP (including IDRs in TEPPCO’s cash distributions) can be graphically depicted as follows:

All earnings derived from the TEPPCO IDRs and TEPPCO common units in excess of those shown in the preceding graph are a component of minority interest. The former owners of the TEPPCO and TEPPCO GP interests and rights were allocated all cash distributions received from these investments prior to May 7, 2007.

The supplemental financial information we provide for the parent company (on a stand-alone basis) was prepared using the assumptions outlined above for our general purpose consolidated financial statements.

The parent company acquired 38,976,090 common units of Energy Transfer Equity, L.P. (“Energy Transfer Equity”) and approximately 34.9% of the member interests of its general partner, LE GP, LLC (“ETEGP”), on May 7, 2007. These interests were acquired from third-parties for $1.65 billion in cash financed by borrowings under bridge debt facilities. Energy Transfer Equity owns limited partner interests and the general partner interest in Energy Transfer Partners, L.P., a publicly traded partnership. Since we exercise only significant influence (i.e., no control) over the activities of these investments, they are accounting for using the equity method. The common units of Energy Transfer Equity trade on the NYSE under the ticker symbol ETE.

As a result of the parent company’s investments on May 7, 2007, we reorganized our business segments to reflect the manner in which the parent company’s chief operating decision maker will manage and monitor these investments. The new reportable segments are (i) Investment in Enterprise Products Partners, (ii) Investment in TEPPCO and (iii) Investment in Energy Transfer Equity.

Our Investment in Enterprise Products Partners segment reflects the consolidated operations of Enterprise Products Partners and its general partner, EPGP. Our Investment in TEPPCO segment reflects the consolidated operations of TEPPCO and its general partner, TEPPCO GP. As discussed previously, the Investment in TEPPCO segment represents the historical operations of TEPPCO and TEPPCO GP that were under common control with us prior to our acquisition of such interests in May 2007. The Investment in Energy Transfer Equity segment reflects our equity method investment in Energy Transfer Equity and ETEGP.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-generally accepted accounting principle (“non-GAAP”) financial measure of distributable cash flow. Exhibit C provides a reconciliation of this non-GAAP financial measure to its most directly comparable financial measure calculated in accordance with GAAP. Our non-GAAP financial measure should not be considered as an alternative to GAAP measures such as net income, net cash flows provided by operating activities or any other GAAP measure of liquidity or financial performance.

We define distributable cash flow as cash distributions expected to be received from the parent company’s investments in limited partner and general partner interests (including related IDRs) minus (i) parent-only expenditures for general and administrative costs and debt service and (ii) general and administrative costs of EPGP and TEPPCO GP. Distributable cash flow is a significant liquidity metric used by senior management to compare net cash flow generated by the parent company’s equity investments to the cash distributions the parent company is expected to pay its unitholders. Using this metric, senior management can quickly compute the coverage ratio of estimated cash flow to planned cash distributions.

Distributable cash flow is an important non-GAAP financial measure for the parent company’s limited partners since it indicates to investors whether or not the parent company’s investments are generating cash flow at a level that can sustain or support an increase in quarterly cash distribution levels. Financial metrics such as distributable cash flow are quantitative standards used by the investment community with respect to publicly-traded partnerships because the value of a partnership unit is in part measured by its yield (which, in turn, is based on the amount of cash distributions a partnership pays to a unitholder). The GAAP measure most directly comparable to distributable cash flow is net cash flows provided by operating activities.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Enterprise GP Holdings L.P. press release dated July 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC,
its General Partner

Date: July 30, 2007	By: ___/s/ Michael J. Knesek_____________________
Name:	Michael J. Knesek
Title:	Senior Vice President, Controller and Principal
Accounting Officer of EPE Holdings, LLC

Exhibit Index

Exhibit No.	Description

99.1	Enterprise GP Holdings L.P. press release dated July 30, 2007.